EXHIBIT 99.1

SE Global Equities Corp. PO Box 297, 1142 S. Diamond Bar Blvd Diamond Bar, CA 91765 Tel: (604) 871-9909 (ext. 312) Fax: (604) 871-9919
OTCBB: SEGB	January 6, 2004

SE Global Appoints New President

SE Global Equities Corp. (OTCBB: SEGB), a provider of technology and financial resources for international investors, reports the appointment of Mr. Hong-Lip Yow as the company's new President and Chief Operating Officer. Mr. Yow will manage day-to-day operations while focusing on the expansion of SE Global and its subsidiaries in the domestic and international markets. Mr. Toby Chu will continue to serve as Chief Executive Officer and become Chairman focusing on corporate finance activities and overall strategic planning.

Mr. Yow has over seven years of experience in the direct access securities field with a proven track record in early stage high growth companies, distinguished leadership skills and extensive industry-wide contacts. Since joining SE Global as Senior Vice President in 2001, Mr. Yow has contributed greatly to the company's rapid growth. Mr. Yow successfully developed and guided entry strategies for new markets both domestically and internationally, facilitated key corporate initiatives designed to reduce or consolidate expenses, and continues to introduce new firms and clients to the company's order routing platform. Before joining SE Global, Mr. Yow served as a Director of Marketrade.com, a California-based direct access securities firm. During his two-year tenure at Marketrade.com, Mr. Yow was a significant contributor to the company's dramatic growth in both international and domestic markets and played a critical role in reengineering systems as the company went through a successful procedure restructuring. Prior to this, Mr. Yow worked at Bluestone Securities, in both the trading and customer services divisions. Mr. Yow received his Bachelor of Economics degree from the University of California.

"Mr. Yow has continued to make significant contributions to the rapid expansion of SE Global and its subsidiaries since joining our management team in 2001. With the market recovery of cross border investments in North America and around the globe, Mr. Yow's extensive experience, knowledge of operations and proven management track record will help take SE Global to the next level." stated Toby Chu, CEO of SE Global.

"Over the past couple of years while some competitors were retreating from foreign markets, SE Global employed a proactive strategy by investing considerable time and effort towards diversifying revenue sources and expanding into new markets," stated Mr. Yow, new President and COO of SE Global. "While maintaining tight control over costs and streamlining core operations, SE Global is strategically positioned to experience continued rapid growth in the coming years."

About SE Global Equities Corp

SE Global Equities Corp. offers a software platform that provides electronic low cost order routing of US securities through a licensed US securities broker-dealer to investors throughout most of the world. Global American Investment Inc provides a wide range of brokerage services in United States.

SEG, through its wholly owned subsidiary SE Global Capital, also provides strategic consulting services to foreign companies. SE Global Capital specializes in assisting foreign companies expand business presence to North America.

SE Global is not a securities dealer in its own right and has not sought such registration. All order routing and support services are provided by the individual alliance broker in compliance with local regulatory requirements. Global-American Investments, Inc., a subsidiary of SE Global Equities Corp., is a U.S. licensed securities broker-dealer. Not all securities, products or services described are available in all countries, and nothing herein is an offer or solicitation of securities products and services in any jurisdiction where their offer or sale is not qualified or exempt from registration.

For more information visit the company's website www.SEGlobal.com.

On Behalf of the Board of Directors of SE Global Equities Corp.

/s/ TOBY CHU /s/

Toby Chu
C.E.O., Chairman

Investor Relations Contact: Mr. Quentin Mai * N. America Toll Free: 1-888-865-0901 (Ext.312), Email: investor@SEGlobal.com

This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe," "estimate," "project," "expect" "plan" "anticipate" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release. All numbers provided are unaudited.